EXHIBIT 10.18

INDICATION OF GRANT AWARD

PERFORMANCE BASED RESTRICTED STOCK UNITS

The Compensation Committee of the Cars.com Inc. Board of Directors has approved your opportunity to receive Performance Based Restricted Stock Units (referred to herein as “PSUs”) under the Cars.com Inc. Omnibus Incentive Compensation Plan, as amended, as set forth below.

This Indication of Grant Award and the attached Performance Based Restricted Stock Unit Award Agreement, including Exhibit A, effective as of ____________ (the “Grant Date”), constitute the formal agreement governing this award.

This Indication of Grant Award will be signed electronically in the Merrill Lynch Award System. Please keep a copy for your records. Please keep the Performance Based Restricted Stock Unit Award Agreement for future reference.

Participant:_______

Company NameCars.com Inc.

Grant Date:

Grant TypePSU

Target Number of PSUs:  _______*

Security SymbolCARS

Vesting Schedule

________ [and ________]; provided [in each case] that the applicable Performance Target Threshold has been met and to the extent that the Employee is continuously employed by the Company or its Subsidiaries until the applicable Vesting Date.

*  The actual number of PSUs you may receive may be higher or lower depending on the Company’s performance and your continued employment with the Company, as more fully explained in the Performance Based Restricted Stock Unit Award Agreement.

PERFORMANCE BASED RESTRICTED STOCK UNIT
AWARD AGREEMENT

Under the Cars.com Inc. Omnibus Incentive Compensation Plan

This Performance Based Restricted Stock Unit Award Agreement (this “Award Agreement”) governs the grant of Performance Based Restricted Stock Units (referred to herein as “PSUs”) to the participant (the “Employee”) designated in the Indication of Grant Award attached to this Award Agreement and Exhibit A. The PSUs are granted under, and are subject to, the Cars.com Inc. (the “Company”) Omnibus Incentive Compensation Plan, as amended (the “Plan”). Terms used herein that are defined in the Plan shall have the meaning ascribed to them in the Plan or, to the extent applicable, the Indication of Grant Award. If there is any inconsistency between this Award Agreement and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms herein.

1.Grant of PSUs. Pursuant to the provisions of (i) the Plan, (ii) the individual Indication of Grant Award governing the grant, (iii) this Award Agreement, and (iv) Exhibit A, the Company has granted to the Employee the number of PSUs set forth on the applicable Indication of Grant Award (the “Award”). Each PSU that becomes payable shall entitle the Employee to receive from the Company one share of the Company’s common stock (“Common Stock”) upon a Change in Control (but only to the extent provided in Section 13) or the applicable Vesting Date, as defined below. The Employee shall not be entitled to receive any shares of Common Stock with respect to unvested PSUs, and the Employee shall have no further rights with regard to a PSU once the underlying share of Common Stock has been delivered with respect to that PSU.

2.Performance Period and Vesting Date. Subject to the special vesting rules set forth in Sections 6, 13 and 14, the Performance Period in respect of the PSUs shall commence on the Performance Period Commencement Date and end on the Performance Period End Date specified in Exhibit A.  The actual number of PSUs an Employee will receive will be calculated in the manner described in this Award Agreement, including Exhibit A, and may be different than the Target Number of PSUs set forth in the Indication of Grant Award.  The PSUs shall vest in accordance with the Vesting Schedule specified in Exhibit A to the extent that applicable performance target threshold has been met and the Employee is continuously employed by the Company or its Subsidiaries until the vesting date (“Vesting Date”) and has not terminated employment on or before such date. An Employee will not be treated as remaining in continuous employment if the Employee’s employer ceases to be a Subsidiary of the Company.

3.No Dividend Equivalents. No dividend equivalents shall be paid to the Employee with regard to the PSUs.

4.Delivery of Shares. The Company shall deliver to the Employee a certificate or certificates, or at the election of the Company make an appropriate book-entry, for the number of shares of Common Stock equal to the number of vested PSUs that have been earned based on the Company’s performance during the Performance Period as set forth in Exhibit A and satisfaction of the other terms and conditions set forth herein, which number of shares may be reduced by the value of all taxes which the Company is required by law to withhold by reason of such delivery.

Delivery shall take place as soon as administratively practicable (but always by the 60th day) after the earliest of a Change in Control (but only to the extent provided in Section 13) or the applicable Vesting Date. The Employee shall not be entitled to receive any shares of Common Stock with respect to unvested PSUs, and the Employee shall have no further rights with regard to a PSU once the underlying share of Common Stock has been delivered with respect to that PSU.

5.Cancellation of PSUs.

(a)Termination of Employment. Subject to Sections 6, 13 and 14, all PSUs granted to the Employee that have not vested as of the date of the Employee’s termination of employment shall automatically be cancelled upon the Employee’s termination of employment. Unvested PSUs shall also be cancelled in connection with an event that results in the Employee’s employer ceasing to be a Subsidiary of the Company.

(b)Forfeiture of PSUs/Recovery of Common Stock. Pursuant to any recoupment policy the Company establishes, the Company may forfeit an Employee’s PSUs or recover shares of Common Stock issued in connection with a PSU. In addition, the Company may assert any other remedies that may be available to the Company, including, without limitation, those available under Section 304 of the Sarbanes-Oxley Act of 2002.

6.Death, Disability and Qualifying Termination. In the event that the Employee’s employment terminates prior to a Vesting Date by reason of death or permanent disability (as determined under the Company’s Long Term Disability Plan), the Employee (or in the case of the Employee’s death, the Employee’s estate or designated beneficiary) shall be entitled to receive the number of shares of Common Stock equal to the product of (i) (a) if the Performance Period End Date has not occurred, the total number of shares in respect of the Target Number of PSUs set forth in the Indication of Grant Award or (b) if the Performance Period End Date has occurred, the total number of shares which the Employee would have received if the Employee had continued in employment through the Vesting Dates, and (ii) a fraction (in no event greater than one), the numerator of which shall be the number of calendar months (full or partial) from the Grant Date to the date that employment terminated, and the denominator of which shall be the number of months from the Grant Date to the applicable Vesting Date specified in Exhibit A. In the event that an Employee who is a participant as of the Grant Date under the Cars.com Inc. Executive Severance Plan as in effect on the Grant Date (“Executive Severance Plan”) incurs a “Qualifying Termination” as defined under the Executive Severance Plan (“Qualifying Termination”), such Employee shall be entitled to receive at the same time as if the Employee had continued in employment the total number of shares of Common Stock in respect of the PSUs which the Employee would have been entitled to receive had the Employee’s employment continued for a period of [___] months after the date the Employee’s Qualifying Termination but in no event less than the total number of shares of Common Stock in respect of such PSUs which the Employee would have been entitled to receive upon the next Vesting Date occurring after such “Qualifying Termination” if Employee’s employment had continued through such Vesting Date.

7.Non-Assignability. PSUs may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the PSUs be made subject to execution, attachment or similar process.

8.Rights as a Shareholder. The Employee shall have no rights as a shareholder by reason of the PSUs.

9.Discretionary Plan; Employment. The Plan is discretionary in nature and may be suspended or terminated by the Company at any time. With respect to the Plan, (i) each grant of PSUs is a one-time benefit which does not create any contractual or other right to receive future grants of PSUs, or benefits in lieu of PSUs; (ii) all determinations with respect to any such future grants, including, but not limited to, the times when the PSUs shall be granted, the number of PSUs, the Performance Period, and the Vesting Date(s), will be at the sole discretion of the Company; (iii) the Employee’s participation in the Plan shall not create a right to further employment with the Employee’s employer and shall not interfere with the ability of the Employee’s employer to terminate the Employee’s employment relationship at any time with or without cause; (iv) the Employee’s participation in the Plan is voluntary; (v) the PSUs are not part of normal and expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payment, bonuses, long-service awards, pension or retirement benefits, or similar payments; and (vi) the future value of the PSUs is unknown and cannot be predicted with certainty.

10.Effect of Plan and these Terms and Conditions. The Plan is hereby incorporated by reference into this Award Agreement, and this Award Agreement is subject in all respects to the provisions of the Plan, including without limitation the authority of the Committee in its sole discretion to adjust awards and to make interpretations and other determinations with respect to all matters relating to the applicable Indication of Grant Award, Award Agreements, Exhibit A, the Plan and awards made pursuant thereto. This Award Agreement shall apply to the grant of PSUs made to the Employee on the date hereof and shall not apply to any future grants of PSUs made to the Employee.

11.Notices. Notices hereunder shall be in writing and if to the Company shall be addressed to the Secretary of the Company at 300 S Riverside Plaza, Suite 1000, Chicago, Illinois 60606, and, if to the Employee, shall be addressed to the Employee at his or her address as it appears on the Company’s records.

12.Successors and Assigns. The applicable Indication of Grant Award and Award Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, to the extent provided in Section 6 hereof, to the estate or designated beneficiary of the Employee.

13.Change in Control Provisions.

Notwithstanding anything to the contrary in this Award Agreement, the following provisions shall apply to all PSUs granted under the Indication of Grant Award.

(a)Definitions.

As a modification to the definition set forth in Article 15 of the Plan and as used in this Award Agreement, a “Change in Control” shall mean the first to occur of the following:

(i)the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its affiliates or (iv) any acquisition pursuant to a transaction that complies with Sections 13(a)(iii)(A), 13(a)(iii)(B) and 13(a)(iii)(C);

(ii)individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or any corporation or entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation or entity resulting from such Business

Combination or the combined voting power of the then-outstanding voting securities of such corporation or entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(b)Acceleration Provisions.

(i)In the event of the occurrence of a Change in Control in which the PSUs are not continued or assumed (i.e., the PSUs are not equitably converted into, or substituted for, a right to receive cash and/or equity of a successor entity or its affiliate), the PSUs [that have not been cancelled or paid out shall become fully vested. The vested PSUs shall be paid out to the Employee as soon as administratively practicable on or following the effective date of the Change in Control (but in no event later than 60 days after such event); provided that the Change in Control also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A, and such payout will not result in additional taxes under Section 409A. Otherwise, the vested PSUs shall be paid out as soon as administratively practicable after the earlier of the Employee’s termination of employment or the applicable Vesting Date for such PSUs (but in no event later than 60 days after such events).  For purposes of this paragraph fully vested means, in the event of a Change in Control to the Company and provided that the Employee’s right to receive PSUs has not previously been cancelled, the number of PSUs an Employee may be paid will be calculated based on the Company’s Revenue and Adjusted EBITDA (as defined in Exhibit A) on the date of the Change in Control using prorated performance targets from Exhibit A.  Notwithstanding the foregoing, if the Change in Control occurs in the first twelve (12) months of the Performance Period, fully vested will, instead, mean the Target Number of PSUs as set forth in the Employee’s Indication of Grant Award; provided that the Employee’s right to receive PSUs has not previously been cancelled.]

(ii)In the event of the occurrence of a Change in Control in which the PSUs are continued or assumed (i.e., the PSUs are equitably converted into, or substituted for, a right to receive cash and/or equity of a successor entity or its affiliate), the PSUs shall not vest upon the Change in Control, provided that the PSUs that are not subsequently vested and paid under the other provisions of this Award shall become fully vested in the event that the Employee has a “qualifying termination of employment” within two years following the date of the Change in Control [and shall be paid out based upon performance.   In the event of the occurrence of a Change in Control in which the PSUs are continued or assumed, vested PSUs shall be paid out as soon as administratively practicable after the applicable Vesting Date for such PSUs (but in no event later than 60 days after such Vesting Date).]

A “qualifying termination of employment” shall occur if the Company involuntarily terminates the Employee without “Cause” or the Employee is otherwise entitled to severance benefits under a severance plan or arrangement. For this purpose, “Cause” shall mean:

•	any material misappropriation of funds or property of the Company or its affiliate by the Employee;
•	unreasonable and persistent neglect or refusal by the Employee to perform his or her duties which is not remedied within thirty (30) days after receipt of written notice from the Company;
•	or conviction, including a plea of guilty or of nolo contendere, of the Employee of a securities law violation or a felony.

(iii)If in connection with a Change in Control, the PSUs are assumed (i.e., the PSUs are equitably converted into, or substituted for, a right to receive cash and/or equity of a successor entity or its affiliate), the PSUs shall refer to the right to receive such cash and/or equity. An assumption of PSUs must satisfy the following requirements:

•

The converted or substituted award must be a right to receive an amount of cash and/or equity that has a value, measured at the time of such conversion or substitution, that is equal to the value of this Award as of the date of the Change in Control;

•

Any equity payable in connection with a converted or substituted award must be publicly traded equity securities of the Company, a successor company or their direct or indirect parent company, and such equity issuable with respect to a converted or substituted award must be covered by a registration statement filed with the Securities Exchange Commission that permits the immediate sale of such shares on a national exchange;

•	The vesting terms of any converted or substituted award must be substantially identical to the terms of this Award; and
•

The other terms and conditions of any converted or substituted award must be no less favorable to the Employee than the terms of this Award are as of the date of the Change in Control (including the provisions that would apply in the event of a subsequent Change in Control).

•	The determination of whether the conditions of this Section 13(b)(iii) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(c)Legal Fees. The Company shall pay all legal fees, court costs, fees of experts and other costs and expenses when incurred by Employee in connection with any actual, threatened or contemplated litigation or legal, administrative or other proceedings involving the provisions of this Section 13, whether or not initiated by the Employee. The Company agrees to pay such amounts within 10 days following the Company’s receipt of an invoice from the Employee, provided that the Employee shall have submitted an invoice for such amounts at least 30 days before the end of the calendar year next following the calendar year in which such fees and disbursements were incurred.

14.Employment or Similar Agreements. The provisions of Sections 1, 2, 4, 5, 6 and 13 of this Award Agreement shall not be applied to or interpreted in a manner which would decrease the rights held by, or the payments owing to, an Employee under an employment agreement, termination benefits plan or agreement or similar plan or agreement with the Company and contains specific provisions applying to Plan awards in the case of any change in control or similar event or termination of employment, and if there is any conflict between the terms of such employment agreement, termination benefits plan or agreement or similar plan or agreement and the terms of Sections 1, 2, 4, 5, 6 and 13, the employment agreement, termination benefits plan or agreement or similar plan or agreement shall control to the extent it provides greater benefit to the Employee.  For the avoidance of doubt, Employees who are participants as of the Grant Date under the Executive Severance Plan who incur a Qualifying Termination shall be entitled to the total number of shares in respect of such PSUs which the Employee would have been entitled to receive had the Employee’s employment continued for a period of [___] months after the date the Employee’s Qualifying Termination but in no event less than the total number of shares in respect of such PSUs which the Employee would have been entitled to receive upon the next Vesting Date occurring after such “Qualifying Termination” had the Employee’s employment continued through such Vesting Date.

15.Grant Subject to Applicable Regulatory Approvals. Any grant of PSUs under the Plan is specifically conditioned on, and subject to, any regulatory approvals required in the Employee’s country. These approvals cannot be assured. If necessary approvals for grant or payment are not obtained, the PSUs may be cancelled or rescinded, or they may expire, as determined by the Company in its sole and absolute discretion.

16.Applicable Laws and Consent to Jurisdiction. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in Illinois and agree that such litigation shall be conducted in the courts of Cook County, Illinois or the federal courts of the United States for the Northern District of Illinois.

17.Compliance with Section 409A. This Award is intended to comply with the requirements of Section 409A so that no taxes under Section 409A are triggered, and shall be interpreted and administered in accordance with that intent (e.g., the definition of “termination of employment” (or similar term used herein) shall have the meaning ascribed to “separation from service” under Section 409A). If any provision of this Award Agreement would otherwise conflict with or frustrate this intent, the provision shall not apply. Notwithstanding any provision in this Award Agreement to the contrary and solely to the extent required by Section 409A, if the Employee is a “specified employee” within the meaning of Code Section 409A and if delivery of shares is being made in connection with the Employee’s separation from service other than by reason of the Employee’s death, delivery of the shares shall be delayed until six months and one day after the Employee’s separation from service with the Company (or, if earlier than the end of the six-month period, the date of the Employee’s death). The Company shall not be responsible or liable for the consequences of any failure of the Award to avoid taxation under Section 409A.